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                                                                 EXHIBIT 5(b)






            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]





                                                     March 30, 1998



CMS Energy Corporation
CMS Energy Trust II
c/o CMS Energy Corporation
Fairlane Plaza South
330 Town Center Drive, Suite 1100
Dearborn, MI 48126

                           Re:      CMS Energy Corporation;
                                    CMS Energy Trust II;
                                    Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as special Delaware counsel to (1) CMS Energy Corporation (the "Company"), a corporation organized under the laws of the State of Michigan and (2) CMS Energy Trust II (the "CMS Trust"), a statutory business trust formed under the Business Trust Act of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-3 (File No. 333- _____), filed by the Company and the CMS Trust with the Securities and Exchange Commission (the "Commission") on March 30, 1998 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement being hereinafter referred to as the "Registration Statement") relating to the registration under the Act of the preferred securities (the "Preferred Securities") of the CMS Trust and certain other securities.

                  The Preferred Securities are to be issued pursuant to the Amended and Restated Trust Agreement (the "Trust Agreement"), among the Company, as sponsor, The Bank of New York, as property trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware trustee and Alan M. Wright and Thomas A. McNish, as administrative trustees.



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CMS Energy Corporation
March 30, 1998
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                  This opinion is being delivered in accordance with the
requirements of Item 601(b)(5) of Regulation S-K under the Act.

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust of the CMS Trust (the "Certificate of Trust") filed with the Secretary of State of the State of Delaware on May 22, 1997; (ii) the form of the Trust Agreement, as filed as an exhibit to the Registration Statement; and (iii) the form of the Preferred Securities. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us a certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed by parties other than the CMS Trust, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Trust Agreement and the Preferred Securities, when executed, will conform to forms thereof reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the CMS Trust and others.

                  Members of our firm are admitted to the bar in the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

                  Based on and subject to the foregoing and to the other qualifications and limitations set forth
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CMS Energy Corporation
March 30, 1998
Page 3


herein, we are of the opinion that the Preferred Securities, when the Trust Agreement is duly executed and delivered and the terms of the Preferred Securities are established in accordance with the terms of the Trust Agreement, will be duly authorized for issuance and, when issued and executed in accordance with the Trust Agreement and delivered and paid for as set forth in the form of prospectus supplement for the Preferred Securities included in the Registration Statement, will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of the CMS Trust. We bring to your attention, however, that the Preferred Securities holders may be obligated, pursuant to the Trust Agreement, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the use of our name under the heading "Legal Matters" in the prospectus supplement included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or of any subsequent changes in applicable law.



                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP